                  EMPLOYMENT AND NONCOMPETITION AGREEMENT - HOFFMANN

     THIS AGREEMENT (the "Agreement") is made and entered into this 13th day of January, 1998, by and between STEPHEN A. HOFFMANN ("Employee"), and THERMO-TILT WINDOW COMPANY, a Delaware corporation (the "Company").

                                PRELIMINARY STATEMENTS

     Prior to the execution of this Agreement the Employee entered into a Consulting Services Agreement - Hoffmann dated October 22, 1997 (the "Consulting Agreement") whereby he agreed, among other things, to provide consulting services to the Company in connection with general business analysis, management and marketing, business opportunity evaluation and merger/acquisition location and structuring services.

     Prior to the execution of this Agreement the Employee entered into a Stock Option Agreement - Hoffmann dated October 22, 1997 (the "Consulting Option Agreement") whereby he was granted nonqualified stock options (the "Consulting Options") to purchase 25,000 shares of the Company's .001 par value common stock ("Common Stock"). The Consulting Options vest in whole on October 22, 1998, are exercisable thereafter in whole or in part at an exercise price of $.50 per share and expire on October 22, 2002. The Consulting Options were granted to Employee in exchange for services to be rendered by him under the Consulting Agreement.

     Contemporaneously with the execution of this Agreement, the Company will cause the Employee to be elected a director of the Company, appointed an officer of the Company with the title of Vice President-Acquisitions and hired as an employee of the Company.

     Contemporaneously with the execution of this Agreement, in accordance with
Section 2 of the Consulting Agreement, Employee and the Company mutually agree to terminate the Consulting Agreement; provided, however, the Consulting Options under the Consulting Option Agreement, which previously served as compensation under the Consulting Agreement, shall be reclassified and shall serve as partial compensation under this Agreement. The Company agrees that the Consulting Option Agreement is modified to allow Employee to put the Consulting Options back to the Company at a put price of $1.00 per share at any time after October 22, 1998, and prior to October 22, 2002. Employee agrees that the Consulting Options shall continue to be governed by the Consulting Option Agreement, as modified by this Agreement.

     The Company has agreed to employ Employee on the terms and conditions hereinafter set forth.


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     NOW THEREFORE, in consideration of the premises and mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1.  EMPLOYMENT.

     Subject to the terms hereof, Company hereby agrees to employ Employee, and Employee hereby accepts such employment. Employee shall serve the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the Company's Board of Directors. Employee shall devote his best efforts and such business time as may be necessary or appropriate to complete twenty (20) acquisitions on behalf of the Company. Specifically, Employee shall devote his business time and best efforts:

          (i) To assist the Company in evaluating potential merger or acquisition opportunities, including merger and acquisition structuring, negotiation and closing services.

          (ii) To provide the Company with a variety of general business analyses, marketing and management services.

     SECTION 2.  TERM.

     2.1. The term of Employee's employment hereunder shall be from December 15, 1997, through and including December 14, 1999, or the completion of twenty
(20) acquisitions by the Company, which ever shall first occur (the "Term"), unless terminated prior thereto upon the occurrence of any of the following:

          (i) The death or total disability of Employee. As used herein, "total disability" means any physical or mental condition rendering the Employee unable, for a total of six (6) months during any twelve month period, to perform the duties and bear the responsibilities incident to the position referred to in
Section 1 hereof as determined by a physician acceptable to Employee and Company; or

          (ii) Company's termination of Employee's employment hereunder, upon prior written notice to Employee, for "good cause." For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist only if (a) Employee is convicted of, pleads guilty to, or confesses to any act of fraud, misappropriation or embezzlement or to any felony, (b) Employee has engaged in a dishonest or disloyal act resulting in material damage or prejudice to the Company, (c) Employee has engaged in conduct or activities materially damaging or prejudicial to the property, business or reputation of the Company, or (d) Employee otherwise fails to comply with the material terms of this Agreement; or


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          (iii)  By the Employee at any time during the Term.

In the event that the Company should elect to terminate Employee for "good cause" within the meaning of sub-Section (ii)(b), (c) or (d) above, Employee shall have a period of twenty (20) days after the written notice to cure any non-compliance set forth therein prior to the time such termination would become effective.

     2.2. If Employee's employment herein is terminated prior to the end of the Term by the Company for "good cause" pursuant to Section 2.1(ii) or by Employee pursuant to Section 2.1(iii), Employee's compensation shall be terminated in accordance with Section 3.5 below.

     SECTION 3.  COMPENSATION.

     3.1. COMPENSATION. Employee agrees that as sole compensation under this Agreement, he shall retain the Consulting Stock Options mentioned above and he shall be granted the stock options referred to in Section 3.2 below. Employee agrees to forfeit a salary and all fringe benefits, perquisites, and other benefits of employment which other employees may receive as a condition of their employment. Employee shall be paid or reimbursed for all reasonable expenses incurred in the performance of his duties hereunder.

     3.2. OPTIONS. Simultaneously upon execution of this Agreement, the Company shall grant Employee nonqualified stock options to purchase 500,000 shares of Common Stock (the "Employment Stock Options") at an exercise price of $2.00 per share, pursuant to a Stock Option Agreement - Hoffmann dated December 15, 1997 (the "Employment Stock Option Agreement").

     3.3. OPTION VESTING. The Employment Stock Options shall vest as follows:

            (i) One-half of the Employment Stock Options, representing 250,000 shares of Common Stock, shall vest upon the execution of this Agreement.

            (ii)  One-half of the Employment Stock Options, representing
250,000 shares of Common Stock, shall vest ratably on a monthly basis commencing on February 1, 1998, and the first day of each month thereafter through November 1, 1998, so that options representing 25,000 whole shares of Common Stock shall vest at the beginning of each such calendar month.

     3.4 OPTION EXERCISEABILITY/EXPIRATION. Once vested, the Employment Stock Options shall be exercisable in whole or in part at an exercise price of $2.00 per share and shall expire on December 15, 2002.


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     3.5    TERMINATION OF OPTIONS.  In the event Employee's employment is terminated by the Company for "good cause" pursuant to Section 2.1(ii) or by Employee pursuant to Section 2.1(iii), any and all Employee Stock Options and Consulting Stock Options which have not vested as of the termination date shall immediately terminate and Employee shall lose all rights to such options, subject to applicable law. Such Employee Stock Options and Consulting Stock Options which have vested as of the termination date shall be exercisable in accordance with provisions of the Employee Option Agreement and the Consulting Option Agreement, as amended, respectively.

     SECTION 4.  CONFIDENTIAL INFORMATION AND NONCOMPETITION COVENANT.

     4.1. CONFIDENTIAL INFORMATION AND TRADE SECRETS. Employee hereby agrees that he shall hold in confidence all customer lists, supplier lists, price lists, financial information, operating manual and forms, plans, notes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), and all other knowledge or information of a confidential or proprietary nature with respect to the business of the Company (the "Proprietary Information"), and Employee will not disclose, publish or make use of such knowledge or information during his employment hereunder, except for purposes of his employment hereunder or as required by law, or upon expiration of the Term or early termination pursuant to Section 2.1. Upon the expiration of the Term or early termination pursuant to Section 2.1, Employee shall return and deliver forthwith to the Company any and all Proprietary Information, including all copies thereof and shall not retain or remove any secret or confidential information of any type or description without the express written consent of the Company.

     4.2. NONCOMPETITION. The Company is engaged in the business of designing, selling and installing state of the art custom vinyl new and replacement thermal paned windows for the existing home market in the following geographic areas: Alabama, Illinois, Indiana, Kentucky, Missouri and Tennessee. The Company's operations and offices are located at 1101 Alsop Lane and 2800 Warehouse Road, both in Owensboro, Kentucky (the "Owensboro Addresses"). The geographic area within a 100-mile radius of (i) the Owensboro Addresses and (ii) all other Company office addresses existing at the time of Employee's termination shall hereinafter be referred to as the "Territory." Employee acknowledges that the goodwill of the Company and marketing and support of services and products of the Company extends throughout the Territory. In consideration of the rights granted to Employee hereunder, Employee hereby agrees that for the period commencing on the date hereof and ending AT THE LATER OF (i) two (2) years from the date hereof or
(ii) one (1) year after

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Employee ceases to be employed by the Company (the "Noncompete Period"),
Employee shall not (without the prior written consent of the Company), in any manner, directly or indirectly,

            (i) engage in, have any equity or profit interest in, make any loan to or for the benefit of, guaranty the repayment of any funds by, or render services of any executive, advertising, marketing, sales, administrative, supervisory, engineering, computer program or system development, maintenance, manufacturing or consulting nature to any business conducting operations in the Territory which are competitive with the business activities being directly engaged in by the Company as of the date on which Employee's employment is terminated; or

            (ii) solicit, divert or appropriate, or attempt to solicit, divert or appropriate, any customer of the Company (including current customers and those which become customers during the term of the Employment Agreement) for the purpose of providing services competitive with the Business; or

            (iii) solicit to employ, on his own behalf or on behalf of any other person, firm or corporation, any person who was employed during the Term or any extended Term hereof and who has not thereafter ceased to be employed by the Company for a period of at least one year.

     Notwithstanding anything contained herein to the contrary, Employee shall not be prohibited from owning, directly or indirectly, up to 5% of the outstanding equity interest of any company, which is in competition with the Company or a Related Company and the stock of which is publicly traded.

     4.3. SEVERABILITY. If a judicial determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 4 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory or any prohibited business activity from the coverage of this Section 4, and to reduce the duration of the Noncompete Period and to apply the provisions of this
Section 4 to the remaining portion of the Territory or the remaining business activities not to be severed by such judicial authority and to the duration of the Noncompete Period as reduced by judicial determination.

     4.4. INJUNCTIVE RELIEF. Employee hereby agrees that any breach or threatened breach by Employee of Sections 4.1 or 4.2 of this Agreement will irreparably injure the Company and that any remedy at law for any breach or threatened breach by Employee of


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the provisions contained in Sections 4.1 and 4.2 hereof shall be inadequate, and that the Company shall be entitled to injunctive relief in addition to any other remedy it might have under this Agreement or at law or in equity. Employee further agrees that the grant of such injunctive relief and the enforcement of the terms of this Agreement shall not deprive him of his ability to earn a living.

     SECTION 5.  MISCELLANEOUS.

     5.1. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and Company and its successors and assigns; provided, however, that Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder, other than the Employment Stock Options, without the prior written consent of Company.

     5.2. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the Commonwealth of Kentucky, without regard to conflicts of laws principles.

     5.3. HEADINGS. The section and paragraph heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.4. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Company:

            Thermo-Tilt Window Company
            2800 Warehouse Road
            Owensboro, Kentucky  42301
            Attn: Richard E. Bowlds, President

     With a copy to:

            Stites & Harbison
            400 West Market Street, Suite 1800
            Louisville, KY 40202
            Attn: Alex P. Herrington, Jr., Esq. (Mike)


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     If to the Employee:

            Stephen A. Hoffmann
            492 Mariner Drive
            Jupiter, FL  33477

     With a copy to:

            Stites & Harbison
            400 W. Market Street, Suite 1800
            Louisville, KY  40202
            Attn: Ralston W. Steenrod, Esq.

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent.

     Any party to this Agreement may change his or its address upon written notice delivered pursuant to this Section.

     5.5. ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement and the Employee has executed this Agreement as of the date first above written.


               EMPLOYEE:      /s/ Stephen A. Hoffmann
                              ----------------------------
                                 Stephen A. Hoffmann


               COMPANY:       THERMO-TILT WINDOW COMPANY


                              By:  /s/ Richard E. Bowlds
                                  ------------------------
                                      Richard E. Bowlds

                              Title:    President


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